EXHIBIT 99.1

MENTOR RECEIVES BINDING OFFER FROM COLOPLAST TO
PURCHASE MENTOR'S UROLOGY BUSINESS

•     $463 Million Offer For Mentor's Surgical Urology and Clinical and Consumer Healthcare
      Business Segments

SANTA BARBARA, California, March 27, 2006 - Mentor Corporation (NYSE: MNT), a leading supplier of medical products in the United States and internationally, today announced that it has received a binding offer from Coloplast A/S (CSE: COLO.B), a worldwide provider of high-quality and innovative healthcare products and services, to purchase Mentor's Surgical Urology and Clinical and Consumer Healthcare business segments for $463 million.

Mentor has agreed to negotiate with Coloplast on an exclusive basis during the irrevocable period of the offer.  The transaction proposed by Coloplast would be subject to customary closing conditions, including receipt of regulatory approvals and the receipt of considered advice from French Works Councils.  As announced on October 18, 2005, Mentor has been evaluating strategic alternatives for its urology business.

"We are excited about the prospect of a transaction with Coloplast and their vision for the urology business, its customers and its employees," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "Furthermore, we believe this transaction would allow us to meet our goals of enhancing shareholder value and continuing to pursue our strategy to expand our global position in the fast growing field of aesthetic medicine."

"The acquisition of Mentor's urology business would significantly increase the scope of our continence care division in line with our strategy, and would allow us to provide a broad range of products to our customers," commented Sten Scheibye, Chief Executive Officer of Coloplast.  "In addition, it would give us a strong base in the U.S. and bring long-term value creation and benefits to all our stakeholders."

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

About Coloplast
Coloplast develops, manufactures and markets medical devices and services to an increasing number of users around the world.  The company's business areas include ostomy products, continence care products and products for wound care, skin care and breast care.  Coloplast works closely with nurses and product users in creating new and improved products.  Each year at least 20% of the company's revenue is generated by new products, with 97% of sales being generated outside Denmark.  Coloplast's headquarters are located in Humlebæk, Denmark with manufacturing operations in the USA, Germany, Hungary, China, Costa Rica and Denmark.  The company employs more than 6,000 people worldwide.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements in this press release include but are not limited to those statements related to a "transaction with Coloplast," "enhancing shareholder value" and "strategy to expand our global position."   In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict, including the risk that Mentor and Coloplast will not complete a transaction and that required regulatory approvals will not be obtained.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

The Securities and Exchange Commission filings of Mentor, including, without limitation, its Annual Reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and Current Reports on Form 8-K, discuss important risk factors that could contribute to such differences or otherwise affect its business, results of operations and financial condition.  Mentor undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Mentor: Investors: Peter Nicholson Vice President, Corporate Development (805) 879-6082	Coloplast: Investors: Jørgen Fischer Ravn Investor Relations Manager 45 4911 1308
Media: Jens Steen Larsen Director, Corp. Communications & IR 45 4911 1920 Jens Tovborg Jensen Media Relations Manager 45 4911 1922

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